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                                                                     EXHIBIT 2.2

                                   AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     AMENDMENT, dated as of November 18, 1997 (this "Amendment") among NationsBank Corporation, a North Carolina corporation ("NationsBank"), NB Holdings Corporation, a Delaware corporation and wholly-owned subsidiary of NationsBank ("Merger Sub"), and Barnett Banks, Inc., a Florida corporation ("the Company").

     WHEREAS, NationsBank and the Company have previously entered into that certain Agreement and Plan of Merger, dated as of August 29, 1997 (the "Agreement"); and

     WHEREAS, such persons wish to amend the Agreement, pursuant to Sections
2.01 and 9.02 of the Agreement, in the manner set forth below;

     NOW, THEREFORE, the parties hereto agree as follows;

     1. All capitalized terms used and not defined herein shall have the meanings given them in the Agreement, and each reference in this Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Agreement as amended hereby. All references to the Agreement in any other agreement between NationsBank and the Company relating to the transactions contemplated by the Agreement shall be deemed to refer to the Agreement as amended hereby.

     2. The first paragraph on page 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          AGREEMENT AND PLAN OF MERGER, dated as of August 29, 1997 (this "Agreement"), by and among Barnett Banks, Inc., a Florida corporation (the "Company"), NationsBank Corporation, a North Carolina corporation ("NationsBank") and NB Holdings Corporation, a Delaware corporation and a wholly-owned subsidiary of NationsBank (subject to Section 1.01 hereof, "Merger Sub").

     3. The first recital to the Agreement is hereby amended by deleting the words "with and into NationsBank so that NationsBank" and substituting therefor the words "with and into Merger Sub so that Merger Sub".

     4. Section 1.01 is hereby amended by inserting the following definitions in appropriate alphabetical order therein:

          "Merger Sub" shall have the meaning set forth in the introductory paragraph to this Agreement, or, at the sole election of NationsBank and subject to compliance with Section 2.01 hereof, shall mean a wholly-owned subsidiary of NationsBank organized by NationsBank to effect the Merger.

          "Merger Sub Common Stock" shall have the meanings set forth in Section 3.01(c) of this Agreement.

     5. Section 1.01 is hereby further amended by inserting the following before the period in the definition of "Subsidiary" and "Significant Subsidiary": "; provided that for purposes of Article V, Merger Sub shall be deemed a Significant Subsidiary of NationsBank"

     6. Section 2.01(a) is hereby amended by deleting each reference to "NationsBank" in the first sentence thereof and substituting in each case the words "Merger Sub", and by deleting the words "North Carolina" and substituting therefor the word "Delaware".

     7. Section 2.01(a) is hereby further amended by deleting from the second sentence thereof the words "a wholly-owned subsidiary of".

     8. Section 2.01(b) is hereby amended by deleting the phrase "the Secretary of State of North Carolina" and substituting therefor the phrase "the Secretary of State of the State of Delaware"; by deleting the phrase "Section 11-05 of the General and Business Corporation Act of North Carolina (the "NCBCA") and by substituting therefor the phrase "Section 252 of the General Corporation Law of the State of Delaware (the "DGCL")"; and by deleting from the last sentence thereof the phrase "Section 11-06 of the NCBCA" and substituting therefor the phrase "Sections 259 and 261 of the DGCL".

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     9. Section 2.01(c) is hereby amended by deleting the word "NationsBank" and substituting therefor the words "Merger Sub".

     10. Section 3.01 is hereby amended by adding at the end thereof a new subsection (c), to read in its entirety as follows:

          (c) OUTSTANDING MERGER SUB COMMON STOCK. Each share of the common stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation.

     11. Section 5.03(b) is hereby amended by adding at the end thereof a new paragraph (iii), to read in its entirety as follows:

          (iii) In case of the representations and warranties of NationsBank, the outstanding shares of Merger Sub Common Stock are (or, if NationsBank should designate Merger Sub to be an entity other than NB Holdings Corporation pursuant hereto, at the Effective Time will be) validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights.

     12. Section 5.03(d) is hereby amended by inserting between the words "and it has" and "the corporate power" and following the phrase: "(and, in the case of the representations and warranties of NationsBank, Merger Sub has or, if NationsBank should designate Merger Sub to be an entity other than NB Holdings Corporation pursuant hereto, will have at the Effective Time)".

     13. Section 5.03(e) is hereby amended by inserting between at the end thereof the following:

     This Agreement and the transactions contemplated hereby have been (or, if NationsBank should designate Merger Sub to be an entity other than NB Holdings Corporation pursuant hereto, at the Effective Time will have been) authorized by all necessary corporate and stockholder action of Merger Sub, and this Agreement is (or, if NationsBank should designate Merger Sub to be an entity other than NB Holdings Corporation pursuant hereto, at the Effective Time will be) a legal, valid and binding agreement of Merger Sub, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     14. Section 7.08 is hereby amended by (A) amending and restating clause (i) thereof to state in its entirety as follows:

          (i) No gain or loss will be recognized by NationsBank, the Company or Merger Sub as a result of the Merger;

and (B) by substituting for the phrase "NationsBank, the Company and others" in the last sentence thereof the phrase "NationsBank, the Company and Merger Sub and others".

     15. Upon execution and delivery of this Amendment by each of the parties hereto, Merger Sub shall become a party to the Agreement with such rights and obligations as are provided herein and therein.

     16. This Amendment shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflict of law principles thereof.

     17. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     18. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                         BARNETT BANKS, INC.

                                         By: /s/ Charles W. Newman
                                            -----------------------
                                           Name: Charles W. Newman
                                          Title: Chief Financial Officer

                                         NATIONSBANK CORPORATION

                                         By: /s/ John E. Mack
                                             ------------------
                                           Name: John E. Mack
                                          Title: Senior Vice President
                                                 and Treasurer

                                         NB HOLDINGS CORPORATION

                                         By: /s/ John E. Mack
                                             -----------------
                                           Name: John E. Mack
                                          Title: Senior Vice President
                                                 and Treasurer

                  [Amendment to Agreement and Plan of Merger]